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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2004

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26126 (Commission File Number)	58-2142225 (IRS Employee Identification No.)
5655 Spalding Drive, Norcross, GA (Address of Principal Executive Offices)	30092 (Zip Code)

(678) 728-2000
(Registrant's telephone number, including area code)

Not applicable
(Registrant's telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        In connection with the merger described in Item 2.01 below, Serologicals Corporation ("Serologicals" or the "Company") entered into (i) an Employment Agreement, (ii) a Change in Control Executive Severance Agreement and (iii) a Non-Competition Agreement with Ian W. Ratcliffe, each dated as of September 7, 2004, and each conditioned on the consummation and effectiveness of the merger.

        Pursuant to the Employment Agreement, Mr. Ratcliffe will earn a pro rated base salary of $280,000 in 2004, which will be decreased to $250,000 beginning in 2005. Mr. Ratcliffe will be eligible for bonuses and salary review consistent with other senior level executives of the Company. Mr. Ratcliffe was also granted an option to purchase 36,000 shares of the Company's common stock with an exercise price equal to the fair market value of the Company's common stock on October 14, 2004. The option becomes exercisable at the rate of 9,000 shares per year beginning October 14, 2005. Mr. Ratcliffe is eligible to receive up to twelve (12) months severance if his employment with the Company terminates without "Cause" or if he resigns for "Good Reason" (each as defined in the Employment Agreement) during the first 12 months of employment with the Company.

        Mr. Ratcliffe will be entitled to additional compensation pursuant to the Change in Control Executive Severance Agreement in the event he is terminated without "Cause" or resigns for "Good Reason" (each as defined in the Change in Control Executive Severance Agreement) any time within 18 months after a "Change in Control" of the Company. Subject to certain exceptions, "Change in Control" is defined as (i) any person becoming the beneficial owner of 35% or more of the outstanding capital stock of the Company (or otherwise becoming entitled to elect a majority of the Board of Directors), (ii) certain changes in the composition of the Board of Directors, (iii) a merger wherein the voting securities of the Company outstanding immediately prior to the transaction do not continue to represent at least 50% of the total voting power of the surviving corporation, or (iv) the stockholder approval of the liquidation of the Company or a sale of substantially all of its assets. In the event that Mr. Ratcliffe is terminated without Cause or resigns for Good Reason following a Change of Control, he will be entitled to the following additional compensation:

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  unpaid portions of his base salary;

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  reimbursement for reasonable business expenses;

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  a pro rated portion of his annual target bonus;

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  twice his annual base salary;

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  twice his annual target bonus;

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  twice the average of the Company's annual matching and profit sharing contributions to Mr. Ratcliffe's 401(k) Plan over the preceding three years;

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  other Company-paid medical, disability and life insurance benefits; and

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  an immediate vesting of any unvested stock options, stock appreciation rights, restricted stock, deferred stock units or other stock based awards.

        Under the Non-Competition Agreement, Mr. Ratcliffe is restricted from competing with the Company for a period beginning on October 14, 2004 and ending on the later to occur of:

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  one year following his termination by the Company for Cause or his resignation without Good Reason;

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  his termination by the Company without Cause or his resignation for Good Reason; or

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  October 14, 2006.

        During this period, Mr. Ratcliffe will be prohibited from, directly or indirectly (such as having an ownership interest in a business), competing with the Company in North America and Europe by engaging in a business involved in: (i) researching, developing, manufacturing, marketing and selling (A) research reagent products for cell signaling research; (B) bulk enzyme products; or (C) multiplex products and services based on the Luminex platform; or (ii) providing drug specificity screening services for any target.

Item 2.01—Completion of Acquisition or Disposition of Assets

        On October 14, 2004, effective October 1, 2004, the Company and Upstate Group, Inc., a privately held company headquartered in Charlottesville, Virginia ("Upstate"), completed the merger (the "Merger") previously announced on September 7, 2004. The Merger was effected pursuant to the definitive Agreement and Plan of Merger dated as of September 7, 2004 (the "Merger Agreement"), as amended by the Amendment to Agreement and Plan of Merger, dated October 14, 2004 (the "Amendment"), between Serologicals and Upstate. Serologicals acquired Upstate for total consideration of $205 million in Serologicals common stock and cash. In addition, Serologicals paid approximately $3.9 million in related transaction fees in connection with the Merger. The description in this Current Report of the Merger is qualified in its entirety by reference to the Merger Agreement previously filed in the Company's Current Report on Form 8-K on September 11, 2004 and the Amendment, a copy of which is filed as an exhibit to this Form 8-K. On October 14, 2004, Serologicals and Upstate issued a joint press release announcing the completion of the Merger, which is attached hereto as Exhibit 99.1.

        Serologicals issued 4,333,315 unregistered shares of its common stock at an average price of $23.6539 per share, based on the average trading price of Serologicals' common stock as traded on NASDAQ during the 20 trading days between September 14, 2004 and October 11, 2004, to certain stockholders of Upstate as consideration for the Merger, with the balance of the consideration funded in cash. Serologicals financed the cash portion of the Merger using a combination of cash on hand and proceeds from a new credit facility described in Item 2.03 below. Under a registration rights agreement signed in connection with the Merger Agreement, the Company is required to register with the Securities and Exchange Commission all of the shares of common stock issued as merger consideration within 20 days of receiving notice and executed stockholder questionnaires, but in any event no later than 60 days after the closing. There are no material relationships between Serologicals, Upstate or any of their respective affiliates and any of the parties to the Merger Agreement and related agreements relating to the Merger (including the agreements described in Item 1.01 above), other than in respect of such agreements themselves.

Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

        On October 14, 2004, the Company entered into a new $125 million credit agreement with a bank syndicate consisting of an $80 million seven-year term loan and a $45 million five-year revolving credit facility, which replaced the Company's existing $30 million revolving credit facility. The Company used the proceeds of the $80 million term loan, less issuance costs of approximately $1.1 million, to assist in the financing of the Upstate acquisition referred to in Item 2.01 above. The term loan is repayable in quarterly principal installments of $200,000 commencing March 31, 2005 through December 31, 2009 and eight quarterly installments of $9.5 million commencing March 31, 2010 through October 31, 2011. Loans under the credit agreement bear interest payable quarterly at a floating rate of interest determined by reference to a base rate or to Eurodollar interest rates, plus a margin. The margin, determined from a price grid in the agreement, on base rate loans ranges from 1.25% to 1.5% and .5% to 1% for the term loan and revolver, respectively. The margin on Eurodollar loans ranges from 2.25% to 2.5% and 1.5% to 2% for the term loan and revolver, respectively. The Company is required to pay a commitment fee ranging from .375% to .50%, depending on the Company's leverage and amounts borrowed under the revolver. The applicable margins for the revolver and commitment fees on the unused portion of the revolver are subject to adjustment on future adjustment dates based on the consolidated leverage ratio of the Company on the adjustment dates. The credit agreement is secured by substantially all of the assets of the Company. The credit agreement contains certain financial covenants that require the maintenance of fixed charge coverage ratios, maximum leverage ratios and a senior debt ratio. Furthermore, under the terms of the credit agreement there are covenants dealing with acquisitions, disposition of property, repurchasing common stock and the Company's ability to pay dividends.

Item 3.02—Unregistered Sales of Equity Securities

        Pursuant to the Merger described in Item 2.01 above, on October 14, 2004 Serologicals issued 4,333,315 shares of its common stock, $.01 par value per share, as part of the merger consideration. Such shares were issued to accredited investors in accordance with an exemption from registration available pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Item 5. 02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        Effective October 14, 2004, under the terms of the Merger Agreement, Aaron J. Shatkin, Ph.D, was elected to the Company's Board of Directors. Dr. Shatkin had previously been a member of Upstate's Board of Directors since May 1996.

        There have been no decisions made or finalized regarding the appointment of Dr. Shatkin to any committees of the Board of Directors. Dr. Shatkin received $492,790 in cash as consideration for the cancellation of stock options he held in Upstate at the time of the Merger. There have been no other transactions or agreements between Dr. Shatkin and Serologicals.

Item 9.01—Financial Statements and Exhibits

  (a)
  Financial Statements of Businesses Acquired.

        The audited consolidated financial statements of Upstate Group Inc. and Subsidiaries will be filed no later than 71 days after the date on which this Current Report on Form 8-K must be filed.

  (b)
  Pro Forma Financial Statements

        The pro forma financial statements will be filed no later than 71 days after the date on which the Current Report on Form 8-K must be filed.

  (c)
  Exhibits

2.1	Amendment to Agreement and Plan of Merger dated as of October 14, 2004, by and among Serologicals Corporation and Upstate Group, Inc.
10.1
$125,000,000 Credit Agreement, dated as of October 14, 2004, among Serologicals Corporation, as Borrower, the several lenders from time to time parties thereto, LaSalle Bank National Association, as Documentation Agent, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, as Administrative Agent.
10.2	Employment Agreement, dated September 7, 2004, between Serologicals Corporation and Ian W. Ratcliffe.
10.3	Change in Control Executive Severance Agreement, dated September 7, 2004, between Serologicals Corporation and Ian W. Ratcliffe.
10.4	Non-Competition Agreement, dated September 7, 2004, between Serologicals Corporation and Ian W. Ratcliffe.
99.1	Press Release issued by Serologicals Corporation on October 14, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEROLOGICALS CORPORATION
By:	/s/ HAROLD W. INGALLS
Name:	Harold W. Ingalls
Title:	Vice President of Finance and Chief Financial Officer

Date: October 20, 2004

EXHIBIT INDEX

Number	Description
2.1	Amendment to Agreement and Plan of Merger dated as of October 14, 2004, by and among Serologicals Corporation and Upstate Group, Inc.
10.1
$125,000,000 Credit Agreement, dated as of October 14, 2004, among Serologicals Corporation, as Borrower, the several lenders from time to time parties thereto, LaSalle Bank National Association, as Documentation Agent, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, as Administrative Agent.
10.2	Employment Agreement, dated September 7, 2004, between Serologicals Corporation and Ian W. Ratcliffe.
10.3	Change in Control Executive Severance Agreement, dated September 7, 2004, between Serologicals Corporation and Ian W. Ratcliffe.
10.4	Non-Compete Agreement, dated September 7, 2004, between Serologicals Corporation and Ian W. Ratcliffe.
99.1	Press Release issued by Serologicals Corporation on October 14, 2004.

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SIGNATURES
EXHIBIT INDEX